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                                                                    Exhibit 99.4


                           CONSENT OF LEHMAN BROTHERS

      We hereby consent to the use of our opinion letter dated October 26, 2003 to the Board of Directors of WellPoint Health Networks Inc. (the "Company") attached as Appendix C to the Joint Proxy Statement and Prospectus included in the Registration Statement of Anthem, Inc. ("Anthem") on Form S-4 (the "Proxy Statement/Prospectus") and to the references to our firm in the Proxy Statement/Prospectus under the headings "Summary -- Opinion of WellPoint's Financial Advisor," "The Merger -- Background of the Merger," " -- WellPoint's Reasons for the Merger; Recommendation of WellPoint's Board of Directors,"
" -- Opinions of Financial Advisors" and " -- Opinion of WellPoint's Financial Advisor -- Lehman Brothers Inc." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                    LEHMAN BROTHERS INC.


                                    By: /s/ Lehman Brothers
                                        ___________________

New York, New York
May 11, 2004